Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of NETSTREIT Corp. (the "Company") for the period ended December 31, 2025, as filed with the Securities and Exchange Commission (the "Report"), the undersigned, as the Chief Financial Officer and Treasurer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

    1.    The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

    2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 10, 2026	Signed:	/s/ DANIEL DONLAN
Daniel Donlan
Chief Financial Officer and Treasurer

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act and is not to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.